Exhibit 99.1

Jaguar Health Announces Pricing of $14.4 Million Underwritten Public Offering

San Francisco, CA (July 19, 2019): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, today announced the pricing of an underwritten public offering of units for gross proceeds of approximately $14.4 million before deducting underwriting discounts and commissions and offering expenses payable by Jaguar.

The closing of the offering is expected to take place on or about July 23, 2019, subject to the satisfaction or waiver of customary closing conditions.

The offering is comprised of (1) 1,806,500 Class A Units, to be issued at a public offering price of $2.00 per unit, with each unit consisting of (i) one share of the Company’s voting common stock (the “Common Stock”), (ii) one Series 1 warrant to purchase one share of Common Stock that expires on the earlier of (a) 5 years from the date of issuance and (b) 30 calendar days following the public announcement of Positive Interim Results (as defined in the Registration Statement) related to the diarrhea results from the HALT-D investigator initiated trial, if and only if certain trading benchmarks are achieved during such 30 calendar day period (the “Series 1 Warrants”), and (iii) one Series 2 warrant to purchase one share of Common Stock that expires on the first date on the earlier of (a) 5 years from the date of issuance and (b) 30 calendar days following the public announcement by the Company that a pivotal phase 3 clinical trial using crofelemer (Mytesi®, or the same or similar product with a different name) for the treatment of cancer therapy-related diarrhea in humans has met its primary endpoint in accordance with the protocol, if and only if certain trading benchmarks are achieved during such 30 calendar day period (the “Series 2 Warrants”), and (2) 10,787 Class B Units, priced at a public offering price of $1,000 per unit, with each unit consisting of (i) one share of Series B convertible preferred stock, convertible into 500 shares of Common Stock (the “Series B preferred stock”), (ii) 500 Series 1 Warrants and (iii) 500 Series 2 Warrants.

The Series 1 Warrants and Series 2 Warrants (together, the “warrants”) will have an exercise price of $2.00 and will be exercisable upon issuance. The aggregate number of shares of Common Stock to be issued pursuant to the Class A Units and issuable upon conversion of all the Series B preferred stock is 7,200,000.  The aggregate number of warrants to be issued in the offering is 7,200,000. In addition, the Company has granted the underwriters a 45-day option to purchase additional shares of Common Stock, shares of Series B preferred stock and/or warrants to purchase shares of Common Stock solely to cover over-allotments, if any, at the price to the public less the underwriting discounts and commissions. The over-allotment option may be used to purchase shares of Common Stock, shares of Series B preferred stock or warrants, or any combination thereof, as determined by the underwriters, but such purchases cannot exceed an aggregate of 15% of the number of shares of Common Stock (including the number of shares of Common Stock issuable upon conversion of shares of Series B preferred stock) and warrants sold in the primary offering.

The conversion price of the Series B preferred stock issued in the transaction as well as the exercise price of the warrants are fixed and do not contain any variable pricing features or any price-based anti-dilutive features. The preferred stock issued in this transaction includes a beneficial ownership blocker and has no dividend rights (except to the extent that dividends are also paid on the Common Stock) or liquidation preference, and, subject to limited exceptions, has no voting rights. The securities comprising the units are immediately separable and will be issued separately.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., is acting as sole book-running manager in connection with the offering.

The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-231399) that was declared effective on July 18, 2019 and an additional registration statement filed pursuant to Rule 462(b) (File No. 333-232715), which became effective when filed (together, the “Registration Statement”).

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering is being made solely by means of a prospectus. A final prospectus relating to this offering will be filed by Jaguar with the SEC. When available, copies of the final prospectus can be obtained at the SEC’s website at www.sec.gov or from Ladenburg Thalmann & Co. Inc., Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172 or by email at prospectus@ladenburg.com.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the expectation that the offering will close on or about July 23, 2019 and use of proceeds. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX